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Kronos Worldwide, Inc.                        Contact:   Gregory M. Swalwell
Three Lincoln Centre                                     Vice President, Finance
5430 LBJ Freeway, Suite 1700                             (972) 233-1700
Dallas, TX  75240-2697
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News Release
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FOR IMMEDIATE RELEASE


                 KRONOS WORLDWIDE REPORTS THIRD QUARTER RESULTS


DALLAS, TEXAS...November 4, 2005...Kronos Worldwide, Inc. (NYSE:KRO) today reported net income for the third quarter of 2005 of $8.0 million, or $.16 per diluted share, compared with net income of $10.1 million, or $.21 per diluted share, in the third quarter of 2004. For the first nine months of 2005, Kronos reported net income of $62.2 million, or $1.27 per diluted share, compared with net income of $304.6 million, or $6.22 per diluted share, in the first nine months of 2004. The primary factor impacting year-over-year comparisons of net income is due to certain non-cash income tax adjustments, as discussed below, as segment profit increased in the 2005 periods as compared to 2004.

Net sales of $292.1 million in the third quarter of 2005 were $6.0 million, or 2%, higher than the third quarter of 2004. Net sales of $895.7 million for the first nine months of 2005 were $50.6 million, or 6%, higher than the first nine months of 2004. Both increases are primarily due to the net effects of higher average TiO2 selling prices, lower TiO2 sales volumes and the favorable effect of fluctuations in foreign currency exchange rates, which increased sales by approximately $2 million and $24 million in the quarter and year-to-date periods, respectively.

The Company's TiO2 segment profit (see description of non-GAAP information below) for the third quarter of 2005 was $39.5 million compared with $29.8 million in the third quarter of 2004, and was $146.8 million for the first nine months of 2005 compared with $96.2 million for the first nine months of 2004. Segment profit improved primarily due to the net effects of higher average TiO2 selling prices, and higher year-to-date production volumes, partially offset by lower sales volumes. Furthermore, fluctuations in foreign currency exchange rates resulted in approximately a net $2 million increase in the company's segment profit for the year-to-date period (currency exchange rate fluctuations did not have a significant effect on the quarter-to-quarter comparisons). Segment profit for the first nine months of 2004 includes $6.3 million of income ($4.1 million, or $.08 per diluted share, net of income taxes) related to the settlement of a contract dispute with a customer.

The Company's average selling prices in billing currencies (which excludes the effects of fluctuations in the value of the U.S. dollar relative to other currencies) during the third quarter and first nine months of 2005 were 7% and 9% higher than the respective periods of 2004. Expressed in U.S. dollars computed using actual foreign currency exchange rates prevailing during the respective periods, the Company's average selling prices in the third quarter of 2005 were 8% higher than the third quarter of 2004 and 12% higher for the first nine months of 2005 compared with 2004. The Company's average TiO2 selling prices in billing currencies in the third quarter of 2005 decreased 1% compared to the second quarter of 2005.

The Company's TiO2 sales volumes in both the third quarter and the first nine months of 2005 decreased 7% compared to the corresponding periods in 2004, as demand was lower in all regions of the world. The Company's TiO2 production volumes decreased 1% in the third quarter of 2005 and increased 2% during the first nine months of 2005 as compared to the same periods in 2004, with operating rates at near full capacity in all periods. The Company's finished goods inventories at September 30, 2005 represented approximately 2 months of average sales.

Results for the first nine months of 2005 include a securities transaction gain of $5.4 million ($3.5 million, or $.07 per diluted share, net of income taxes) related to a second quarter gain on the sale of the company's passive interest in a Norwegian smelting operation.

Interest expense to affiliates for the third quarter and nine months ended September 30, 2004 relates primarily to the Company's $200 million 9% long-term note payable to affiliates issued in December 2003, which was prepaid in November 2004. Other interest expense increased due primarily to higher levels of indebtedness resulting from the issuance of an additional (euro)90 million principal amount of the Company's Senior Secured Notes in November 2004. Additionally, other interest expense increased due to relative changes in foreign currency exchange rates, which increased the U.S. dollar equivalent of interest expense on the Company's (euro)285 million Senior Secured Notes issued in June 2002 (and outstanding during all periods presented) by approximately $1 million in the first nine months of 2005 as compared to the year-ago period.

The Company's income tax expense in the third quarter of 2005 include a net non-cash provision of $5.0 million, or $.10 per diluted share, related to developments with respect to ongoing non-U.S. income tax audits, primarily in Germany, Belgium and Canada. As previously reported, the Company's income tax benefit in the 2004 periods includes a second quarter non-cash $268.6 million tax benefit ($5.49 per diluted share) related to the reversal of a deferred income tax asset valuation allowance attributable to the Company's German subsidiary (principally net operating loss carry forwards).

On September 22, 2005, the chloride-process TiO2 facility operated by the Company's 50%-owned joint venture, Louisiana Pigment Company ("LPC"), temporarily halted production due to Hurricane Rita. Although storm damage to core processing facilities was not extensive, a variety of factors, including loss of utilities, limited access, and availability of employees and raw materials, prevented the resumption of partial operations until October 9, 2005. Operations are expected to be fully restored in early November. LPC expects the majority of its damage and unabsorbed fixed costs for periods in which normal production levels were not achieved is covered by insurance, and the Company believes insurance will cover its business interruption losses resulting from its share of the lost production from LPC. The Company's results of operations in the third quarter of 2005 include approximately $1 million of costs (primarily the Company's share of LPC's unabsorbed fixed costs) for which no insurance recovery has yet been recognized as the amounts are not presently determinable. The effect on the Company's financial results will depend on the timing and amount of insurance recoveries. The Company's owned warehouse and slurry facilities located near to LPC were also temporarily closed due to the storm, but property damage to these facilities was not significant.

The statements in this release relating to matters that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly impact expected results, and actual future results could differ materially from those described in such forward-looking statements. While it is not possible to identify all factors, the Company continues to face many risks and uncertainties. The factors that could cause actual future results to differ materially include, but are not limited to, the following:

o        Future supply and demand for the Company's products,
o        The cyclicality of the Company's business,
o        Customer inventory levels,
o        Changes in raw material and other operating costs,
o        The possibility of labor disruptions,
o        General global economic and political conditions,
o        Competitive products and substitute products,
o        Customer and competitor strategies,
o        The impact of pricing and production decisions,
o        Competitive technology positions,
o        Fluctuations in currency exchange rates,
o        Operating interruptions,
o        The timing and amounts of insurance recoveries,
o        The ability of the Company to renew or refinance credit facilities,
o The ultimate outcome of income tax audits, tax settlement initiatives or other tax matters,
o The ultimate ability to utilize income tax attributes, the benefit of which has been recognized under the "more-likely-than-not" recognition criteria,
o        Government laws and regulations and possible changes therein,
o        The ultimate  resolution of pending  litigation,  and
o        Possible future litigation.

Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. The Company disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of changes in information, future events or otherwise.

In an effort to provide investors with additional information regarding the Company's results as determined by accounting principles generally accepted in the United States of America ("GAAP"), the Company has disclosed certain non-GAAP information, which the Company believes provides useful information to investors:

o The Company discloses percentage changes in its average TiO2 selling prices in billing currencies, which excludes the effects of foreign currency translation. The Company believes disclosure of such percentage changes allows investors to analyze such changes without the impact of changes in foreign currency exchange rates, thereby facilitating period-to-period comparisons of relative changes in average TiO2 selling prices in the actual various billing currencies. Generally, when the U.S. dollar either strengthens or weakens against other currencies, the percentage change in average TiO2 selling prices in billing currencies will be higher or lower, respectively, than such percentage changes would be using actual exchange rates prevailing during the respective periods.
o The Company discloses segment profit, which is used by the Company's management to assess the performance of the Company's TiO2 operations. The Company believes disclosure of segment profit provides useful information to investors because it allows investors to analyze the performance of the Company's TiO2 operations in the same way that the Company's management assesses performance. The Company defines segment profit as income before income taxes, interest expense and certain general corporate items. Corporate items excluded from the determination of segment profit include corporate expense and interest income not attributable to the Company's TiO2 operations.

Kronos Worldwide, Inc. is a major international producer of titanium dioxide pigments.

                             KRONOS WORLDWIDE, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
               (In millions, except per share and metric ton data)
                                   (Unaudited)


                                                                  Three months ended         Nine months ended
                                                                     September 30,             September 30,
                                                               -----------------------------------------------------
                                                               -----------------------------------------------------
                                                                   2004        2005          2004         2005
                                                               -----------------------------------------------------
                                                               -----------------------------------------------------


Net sales                                                       $    286.1   $   292.1    $    845.1    $   895.7
Cost of sales                                                        219.4       216.2         649.1        640.9
                                                               -----------  ----------   -----------   ----------

    Gross margin                                                      66.7        75.9         196.0        254.8

Selling, general and administrative expense                           35.8        36.9         106.0        112.0
Other operating income (expense):
  Currency transaction gains, net                                     (1.4)         .2           (.8)         3.5
  Contract dispute settlement                                         -            -             6.3          -
  Corporate expense                                                    (.6)       (1.0)         (1.9)        (3.9)
                                                                ----------  ----------   -----------   ----------

    Income from operations                                            28.9        38.2          93.6        142.4

Other income (expense):
  Trade interest income                                                 .3          .3            .7           .5
  Other interest income                                                 .3          .1            .6           .7
  Securities transaction gain                                         -            -             -            5.4
  Interest expense to affiliates                                      (4.5)        -           (13.5)         -
  Other interest expense                                              (8.7)      (10.6)        (26.5)       (34.0)
                                                               -----------  ----------   -----------   ----------

    Income before income taxes                                        16.3        28.0          54.9        115.0

Income tax expense (benefit)                                           6.2        20.0        (249.7)        52.8
                                                               -----------  ----------   -----------   ----------

    Net income                                                 $      10.1  $      8.0    $    304.6   $     62.2
                                                               ===========  ==========     =========    =========

Basic and diluted net income per share                         $       .21  $      .16     $    6.22  $      1.27
                                                               ===========  ==========    ===========   =========


Basic and diluted weighted-average
shares                         used in the calculation of net
income per share                                                      48.9        48.9          48.9         48.9

TiO2 data - metric tons in thousands:
  Sales volumes                                                       128         119           383          356
  Production volumes                                                  123         122           363          371

                             KRONOS WORLDWIDE, INC.

                       RECONCILIATION OF SEGMENT PROFIT TO
                             INCOME FROM OPERATIONS
                                  (In millions)
                                   (Unaudited)


                                                                  Three months ended         Nine months ended
                                                                     September 30,             September 30,
                                                               -----------------------------------------------------
                                                               -----------------------------------------------------
                                                                   2004        2005          2004         2005
                                                               -----------------------------------------------------
                                                               -----------------------------------------------------

Segment profit                                                 $     29.8   $    39.5     $     96.2   $    146.8
Adjustments:
   Trade interest income                                              (.3)        (.3)           (.7)         (.5)
   Corporate expense                                                  (.6)        (1.0)         (1.9)        (3.9)
                                                               ----------   ----------    ----------   ----------

Income from operations                                         $     28.9   $    38.2     $     93.6    $   142.4
                                                               ==========   =========     ==========    =========



                     RECONCILIATION OF PERCENTAGE CHANGE IN
                             AVERAGE SELLING PRICES
                                   (Unaudited)


                                                                  Three months ended           Nine months ended
                                                                     September 30,               September 30,
                                                                     2005 vs. 2004               2005 vs. 2004
                                                                   ----------------            ----------------

Percentage change in average selling prices:
    Using actual foreign currency exchange rates                             +8%                        +12%
    Impact of changes in foreign currency exchange rates                     -1%                         -3%
                                                                        --------                    --------
    In billing currencies                                                    +7%                         +9%
                                                                        ========                    ========